Exhibit 99.3

Greenfield Online, Inc. Enters into Agreement to be Acquired by Daniel Keller Managing Director, Ciao GmbH Stephan Musikant Managing Director, Ciao GmbH

Introductions Rajat Taneja is General Manager responsible for commercial search and transactions platform within the PSD division of Microsoft. Rajat's responsibilities includes setting vision, direction, strategy and leading the engineering, operations and business development efforts for delivering the commercial search vertical, transactions platform and targeting capabilities for Microsoft's online business. Rajat has been with Microsoft since 1996 and during this period has also led the engineering efforts for the company's small business software initiatives including hosted online services (e-mail marketing, e-commerce, payroll, e-invoicing and analytics), Business Contact Manager a key feature area for Microsoft(r) Office Outlook(r), Microsoft Retail Management System, Microsoft Point of Sale System and the Microsoft(r) Office Accounting product lines. He has also led the Americas and European licensing operations and several large corporate systems implementations. Prior to joining Microsoft, Rajat was with Digital Equipment Corporation where he was responsible for desktop and open systems products and technology solutions. At DEC Rajat was the recipient of numerous DEC100 and Decathlon awards. Rajat also worked for a few years at India's largest computer company Wipro in various technical capacities. Rajat has a Bachelor in Electrical Engineering (with specialization in computer aided design of electrical machines) from Jadavpur University, India, where he was a government of India merit scholar. Rajat has also obtained a Masters in Business Administration from Washington State University, USA, where he graduated with honors with specialization in general management and information systems.

Introductions, cont'd Jim Buckley Integration Director - Venture Integration (Deal Lead) Brian Gibbons HR Manager - Venture Integration (HR Deal Lead)

Transaction Details On August, 29th 2008, Greenfield Online signed the definitive merger agreement with Microsoft Microsoft has agreed to pay $17.50 per share in cash for all of Greenfield Online's outstanding shares, for a total transaction equity value of approximately $486 million $17.50 represents a premium of approximately 13% over the Quadrangle offer and represents a premium of approximately 32% over $13.28, the closing price of our stock on June 13, 2008 Next steps are regulatory approval and closing Microsoft has advised us that it will sell the ISS business to an undisclosed financial buyer that Microsoft believes to be a great partner for Greenfield, who is as enthusiastic about the prospects of the ISS business as Microsoft is about the CSS business. Both transactions are expected to close in the fourth quarter of 2008

More on the News... Microsoft believes that the Ciao comparison shopping business is beneficial to its internet strategy in Europe We believe this transaction is good for all our constituents - employees, clients and stockholders. It validates our hard work over the last years We should be proud of what we have accomplished by virtue of the signed agreement with a Fortune TOP100 firm and the largest software company in the world Personally, we feel this opportunity is a good one for the Ciao comparison shopping business, our employees and our clients to further enhance our business into the future

Rationale behind the transaction Over the last years we all together have built up: One of Europe's leading price comparison, shopping and consumer review sites Unique positioning across 7 countries Strong, highly motivated and dedicated team Microsoft wants to make Live Search the premier destination for consumers looking to research and purchase goods and services online, as well as enabling merchants to drive greater online sales Microsoft wants to extend its search and ecommerce services in Europe with the help of the Ciao product and team (commercial offerings on Live Search and MSN) A key factor in Microsoft's decision to acquire Greenfield Online is the strength, experience and talent of our management team and employees

Why Microsoft is excited about CSS Great Technology and Operations Leading commercial search product Large number of happy users and merchants Multiple markets and languages Great Service and Partner Model CSS is on the cutting edge of commercial search in Europe CSS is the most strategic partner Great People We have already met many of you We're impressed with you and what you've accomplished Looking forward to meeting everyone

Product Strategy Microsoft strongly believes that web search, and commercial search in particular, is critical to its online growth strategy Microsoft recognizes CSS as a leading provider of commercial search Microsoft values the experience and the technologies we have created With Microsoft, CSS can continue to innovate and move the industry forward...and do that even faster and bigger

Simplify Key Tasks Innovate in the Business Model Deliver the Best Search Results Live Search Strategy

Microsoft Commercial Search Pillars Deliver the Best Search Results Simplify Key Tasks Innovate in the Business Model

Microsoft Focus on Commercial Tasks $80 $70 $60 $50 $40 $30 $20 $10 $0 5,000 10,000 15,000 20,000 70,000 Monthly query volume: "User Interest" Revenue per 1,000 Searches Financial Services Local Health Travel Retail Autos Real Estate Dating Entertainment Education Sports Reference Law Beauty Careers

What does this mean to you? Your job... Through close everyone remains in their current job, doing what they are doing today, in our current offices Your team... Together we will make a great team You will continue to operate as a group The CSS executive/leadership team is on board Our people and our technology is why Microsoft is acquiring CSS Your work... Microsoft values our technology CSS will be an integral part of the broader Microsoft vision for commercial search in Europe

What does this mean for all of us? We are very excited about this transaction Microsoft will work with us to grow and expand their Online and Search business in Europe We will continue business as usual Please stay focused on your existing responsibilities - meeting your 2008 goals should remain your top priority. Don't lose sight of third quarter and full year 2008 goals Client letters have already been sent to our most important clients and partners

What If A Reporter Or Investor Asks About The Situation? A press release was distributed directly to the media and the investment community SEC Rules prohibit us from talking about the transaction so we cannot answer media or investor questions. Refer them as follows: Cynthia Brockhoff 203-846-5772 cbrockhoff@greenfield.com

What Happens Next? Continue to operate business as usual and focus on meeting client needs, managing expenses and delivering revenue Microsoft will prepare and file a Tender Offer that will ask our stockholders to tender their shares to Microsoft for $17.50 per share. If Microsoft receives 90% or more of our outstanding shares in the Tender Offer, Microsoft will complete the merger without the need for stockholder approval. If Microsoft receives less than 90% of our outstanding stock in the Tender Offer, it has the option to either purchase shares from us so that it has 90% of our outstanding stock (the "top- Up Option") and then complete the merger, or it can cause the Company to file a proxy and seek approval for the merger from our stockholders.

Additional Information Advisory and Important Additional Information This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenfield Online or Microsoft. At the time the subsidiary of Microsoft commences the tender offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the "SEC") and Greenfield Online will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER WILL BE MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Greenfield Online, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Microsoft and the Company with the SEC) and the Solicitation/Recommendation Statement will also be available for free at the SEC's website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release when they become available because they will contain important information. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer. Advisors disclaimer Deutsche Bank Securities Inc. acted as financial advisor to Greenfield Online in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Greenfield Online.

Additional Information Cautionary Note Regarding Forward Looking Statements Certain statements contained in this presentation, and oral statements made while delivering it, about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company's filings with the SEC, including, but not limited to, the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company's website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.